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                            CONSULTING AGREEMENT


          AGREEMENT, made this 14th day of February, 1997, by and between CRAIG ARONCHICK, M.D., residing at 903 Bryn Mawr Avenue, Penn Valley, Pennsylvania 19072 ("Consultant") and PANAX PHARMACEUTICAL COMPANY LTD., a New York corporation, (the "Company"), located at 425 Park Avenue, New York, New York 10022.

          WHEREAS, Consultant has been instrumental in the invention and development of pharmaceutical products and has substantial experience in the management and operation of medical practices; and

          WHEREAS, the Company desires to engage, and Consultant desires to be engaged, as a consultant on the terms and conditions as set forth below;

          NOW THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

          1. The Company hereby retains Consultant as a consultant and Consultant agrees to serve the Company as a consultant during the term of a certain License Agreement (the "License Agreement") dated February 14, 1997 between the Company and ALW Partnership.

          2. Consultant shall render consulting services to the Company as required to develop clinical protocols, establish and monitor clinical trials, review clinical results, assist in development of FDA filings, present clinical and product information to peers and, if requested, participate as a member of the Company's Scientific Advisory Board. Consultant shall also perform such management consulting services on behalf of the Company as may be reasonably assigned to Consultant from time to time by the Board of Directors of the Company or its President.
In all instances, the rendering of such services by Consultant may be effected, if he desires, after normal working hours or on Saturday, Sunday or holidays and shall be subject to the reasonable availability of Consultant.

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          3.     As compensation to Consultant the Company shall pay
Consultant the sum of $2,000.00 for each eight (8) hour day, including credit for travel time outside of Philadelphia, or the pro rata portion thereof that Consultant devotes to the Company. The Company shall pay Consultant for, and Consultant shall render, a minimum of 20 days of consulting services in the first year of this Agreement and ten days in each of the second and third year of this Agreement. In calculating such compensation, time spent by Consultant pursuant to Section 3.A. of the License Agreement shall not be considered as time spent consulting hereunder. Consultant shall receive an Option Agreement granting Consultant options ("Options") to acquire up to 450,000 shares of the Company's Common Stock on the terms and conditions contained in the Option Agreement, a copy of which is attached hereto as Exhibit A.

          4. Consultant shall be entitled to reimbursement from the Company for reasonable and necessary expenses incurred by Consultant with the prior approval of the Company in connection with the performance of Consultant's duties hereunder upon the receipt of vouchers therefor in accordance with such procedures as the Company may hereafter establish.

          5. Subject to such consulting assignments as may be made pursuant to Section 2 hereof, Consultant shall be free to exercise his discretion and independent judgment as to the method and means of the performance of his consulting services under this Agreement and shall in no event be considered an employee of the Company or any of its subsidiaries nor shall Consultant be entitled to be eligible to participate in any benefits or privileges given or extended by the Company to its employees.

          6. In order for Consultant to render such services, the Company shall make available to Consultant such of its facilities as are reasonably required by Consultant in the performance of services hereunder.

          7. Consultant represents and warrants that he shall at no time use for the Company's benefit or disclose to the Company any information he has received from third parties and which he is still lawfully obligated to keep confidential.

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          8.     Consultant may be given access to certain proprietary
information, including trade secrets, of the Company. In order to preserve in strict confidence all such information during the term hereof and as long thereafter as the information received is not in the public domain and except as hereinbefore provided, Consultant shall not use or disclose this information developed or obtained by Consultant in the performance of this Agreement.

          9. The Company agrees to prepare and file on the first anniversary of this Agreement, a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), covering, inter alia, the registration of the shares of Common Stock of the Company issuable upon exercise of the Options granted to Consultant hereunder. Company shall keep the Registration Statement updated so as to remain effective for resales of the Common Stock issuable upon exercise of the Options granted to Consultant for so long as any Options remain outstanding under this Agreement. In the event that the Registration Statement shall be unavailable to Consultant to resell all of the shares of the Common Stock acquired by Consultant pursuant to exercise of the Option because Consultant may be deemed an "affiliate" of the Company as such term is defined in the 1933 Act, or the Plan is not approved by the shareholders of the Company, then the Company agrees to prepare and file a registration statement on Form S-1 (or S-3 if available for use by the Company at that time) to enable Consultant to sell the shares received upon exercise of the Option. The Company shall cause such registration statement to become effective and to remain effective for resales of the Common Stock issuable upon exercise of the Options granted to Consultant.

          Consultant and the Company agree to use their best efforts so as to be in full compliance with the securities laws with respect to such determination and resale provisions.

          10.     Representations and Warranties by the Company.

               a. Right to enter Agreement. The Company hereby represents and warrants that it has the right to enter into this Agreement and, to the

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best of the Company's knowledge, there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements to which the Company is a party, either written or oral, express or implied, which are inconsistent with this Agreement.

               b. Due Incorporation. The Company is a corporation duly incorporated and subsisting under the laws of New York and has all requisite corporate authority to own and lease its property, to carry on its business as now being conducted and as proposed to be conducted, and to carry out the transactions contemplated hereby and by the Option Agreement.

               c. Authorization of Transaction. The Company has full corporate authority to offer, issue, sell and deliver the Options and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the Option Agreement have been duly authorized by all proper and necessary corporate or other action and this Agreement and the Option Agreement, when executed and delivered, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except to the extent that the remedy of specific enforcement or injunctive relief subject to the discretion of the court before which any proceedings may be brought. The issuance, sale and delivery of the Option and the issuance, sale and delivery of the Common Stock into which the Option is exercisable (the "Underlying Common") have been duly authorized by all necessary corporate action on the part of the Company. When issued in accordance with the Option, the Option and the Underlying Common will be duly and validly issued, fully paid and non-assessable, free of any liens or restrictions, voting or otherwise, the issuance of the Option and the Underlying Common will not be subject to any preemptive or other preferential rights or similar statutory or contractual rights.

          d. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or

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foreign, was, is or will be necessary or appropriate for the execution and delivery of this Agreement and the Option Agreement.

          e. Capitalization. The authorized capital stock of the the Company consists of 10,000,000 shares of Common Stock, $0.0001 par value, of which 3,342,327 shares are issued and outstanding as of the date hereof. In addition, the Company has reserved for issuance shares of its Common Stock as follows: (i) 1,235,710 shares upon exercise of outstanding Redeemable Common Stock Purchase Warrants sold in the initial public offering; (ii) 107,500 shares issuable upon exercise of warrants issued to the underwriter of the Company's initial public offering; (iii) 320,000 shares issuable upon exercise of Common Stock Purchase Warrants issued to D.H. Blair & Co., Inc.; and (iv) shares issuable upon exercise of options granted or to be granted under the Stock Option Plan, which Plan currently relates to 800,000 shares. In addition, the Company intends to reserve additional shares of Common Stock for issuance upon exercise of warrants or options to be issued in connection with its proposed acquisition of Sangen Pharmaceutical, Inc. and the termination or modification of its office lease.

          f. Securities Law Disclosure. The Company has filed all forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission and NASDAQ, including, without limitation, its Annual Reports on Form 10-KSB for the year ended June 30, 1996, its Quarterly Reports on Form 10-QSB for the three months ended September 30, 1996 and the three months ended December 31, 1996, all reports on Form 8-K and all amendments and supplements to all of the foregoing reports (collectively, the "SEC Reports"). As of the respective filing dates, the SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act") as applicable. The SEC Reports did not, at the time they were filed, contain any untrue statement of material fact, or omit to state a material fact required to be stated therein that was necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

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          g.     Financial Statements.  Since the date of the audited balance sheet included in the Company's annual report on Form 10-KSB for the year ended June 30, 1996, there has been no event, development or condition of any type of which the Company has knowledge that has had or is reasonably likely to have a material adverse effect on or that has materially and adversely affected the Company except as indicated or reflected on the Quarterly Reports referred to in Section 10f.

          h. Litigation; Compliance with Laws. The Company is not engaged in, or a party to, or threatened with, any legal action, suit, investigation or other proceeding by or before any court, arbitrator or administrative agency, and after diligent inquiry, the Company does not know of any basis for any such action, investigation or proceeding. There are no outstanding orders, rulings, decrees, judgment or stipulation or proceedings to which the Company is a party or by which the Company is bound, by or with any court, arbitrator or administrative agency. The Company is operating its business in compliance with the requirements of all federal, state and local laws, regulations, judgments, injunctions, decrees, court orders and administrative orders regarding such operations.

          11. Should any one or more of the provisions of this Agreement be adjudged unlawful by any court or arbiter or competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect.

          12. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any dispute between the parties relating to the validity, interpretation, construction or performance of this Agreement shall be submitted to binding arbitration conducted in accordance with Exhibit B.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              PANAX PHARMACEUTICAL COMPANY LTD.

                              By /s/ Taffy J. Williams
                              ------------------------------
                              Taffy J. Williams



                              /s/ Craig Aronchick
                              ------------------------------
                              CRAIG ARONCHICK, M.D.